Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Record Fiscal First Quarter Results

First Software-as-a-Service Company to Exceed $600M Annual Revenue Run-rate

•	Company Raises Full Fiscal Year ‘08 Revenue Guidance

•	Record Revenue of $162M, up 55% year-over-year, surpassing company guidance

•	Record Q1 Operating Cash Flow of $37M, up 197% year-over-year

•	GAAP EPS of $0.01, at the high end of company guidance

•	Record Deferred Revenue of $296M, up 62% year-over-year

•	Total Cash and Marketable Securities increase to $448M, up $150M year over year

SAN FRANCISCO, Calif. – May 16, 2007 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand business services, today announced results for its fiscal first quarter ended April 30, 2007.

“The momentum for our industry-leading on-demand applications and platform was truly global in our fiscal first quarter, as large enterprises around the world entrusted their futures to Salesforce,” said Marc Benioff, chairman and CEO, salesforce.com. “Just two quarters ago, we were the first on-demand company to cross the significant threshold of a $500 million annual revenue run rate. Now, we have surpassed the $600 million run rate — another step closer to our $1 billion goal. We believe that this makes salesforce.com the fastest growing software company of our size today.”

Salesforce.com delivered the following results for the first fiscal quarter 2008:

GAAP EPS Policy: When comparing reported company EPS results with Thomson Financial First Call estimates, it should be noted that salesforce.com presents EPS results in GAAP terms only. Thomson estimates for salesforce.com are currently reported in non-GAAP terms, which exclude certain recurring items, such as stock based compensation and amortization of purchased intangibles.

Revenue: Total Q1 revenue was $162.4 million, an increase of 55% on a year-over-year basis and an increase of 13% on a quarter-over-quarter basis. Subscription and support revenues were $147.7 million, an increase of 56% on a year-over-year basis and an increase of 12% on a quarter-over-quarter basis. Professional services and other revenues were $14.7 million, an increase of 44% on a year-over-year basis and an increase of 21% on a quarter-over-quarter basis.

Earnings per Share: Q1 GAAP earnings per share were $0.01. This result reflects approximately $12.0 million in stock based compensation and approximately $1.0 million in amortization of purchased intangibles related to previously announced acquisitions. Q1 diluted GAAP EPS calculations are based on an average of 121 million diluted shares outstanding during the quarter.

Customers: Net paying customers rose approximately 2,500 during the quarter to approximately 32,300, an increase of 42% or 9,600 from Q1 of the prior year, and an increase of 8% from the prior quarter.

Cash: Cash from operations for the fiscal first quarter was approximately $37 million, an increase of 197% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at approximately $448 million, an increase of approximately $150 million year-over-year.

Deferred Revenue: Deferred revenue on the balance sheet as of April 30, 2007 was $296 million, an increase of 62% on a year-over-year basis and 4% on a quarter-over-quarter basis.

Based on information as of May 16, 2007, salesforce.com is initiating guidance for its second quarter, fiscal year 2008, and raising its revenue guidance for the full fiscal year 2008.

Q2 FY08: Revenue for the company’s second fiscal quarter is projected to be in the range of approximately $171 million to $173 million. GAAP diluted EPS is expected to be in the range of approximately breakeven to $0.01. GAAP EPS estimates include the effects of stock based compensation and the amortization of purchased intangibles. For the second fiscal quarter FY08, stock based compensation expense is expected to be approximately $13 million to $15 million, and the expense associated with the amortization of purchased intangibles is now expected to be approximately $1.5 million. For the purposes of Q2 GAAP EPS calculation, the company is expecting an average diluted shares count of 122 million shares, and a GAAP tax rate of 70%.

Full Year FY08: The company today is raising the revenue outlook provided on February 21, 2007, with revenue now expected to be approximately $722 million to approximately $728 million. The company is also reiterating earnings outlook for the full year, expecting GAAP diluted EPS to be in the range of approximately $0.07 to $0.09. GAAP EPS estimates include the effects of stock based compensation and the amortization of purchased intangibles. For the full fiscal year 2008, stock based compensation expense is expected to be approximately $60 million to $70 million, and the expense associated with the amortization of purchased intangibles is currently expected to be approximately $5.0 million. For the purposes of the full fiscal year 2008 GAAP EPS calculation, the company is expecting an average diluted shares count of 124 million shares, and a GAAP tax rate of 65%.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its first quarter fiscal 2008 results at 2:00 p.m. (PDT) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call into the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-758-3772. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 7943492, until midnight (EDT) May 25, 2007.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand business services. The company’s Salesforce suite of on-demand CRM applications allows customers to manage and share all of their sales, support, marketing and partner information on-demand. The Salesforce Platform, the world’s first on-demand platform, enables customers, developers and partners to build powerful new on-demand applications that extend beyond CRM to deliver the benefits of multi-tenancy and The Business Web across the enterprise. The Salesforce Platform allows applications to be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s AppExchange directory, available at http://www.salesforce.com/appexchange. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings.

As of April 30, 2007, salesforce.com manages customer information for approximately 32,300 customers including America Online (AOL), Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, Sprint Nextel, Staples, and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements including but not limited to statements regarding our expected future revenue, GAAP diluted earnings per share, expected tax rate, anticipated shares outstanding, and concerning the potential market for our existing service offerings. All of our forward looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in our operating results and cash flows, rate of growth and anticipated revenue run rate, errors, interruptions or delays in our service or our Web hosting, our new business model, our history of operating losses, the possibility that we will not remain profitable, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, customer and partner acceptance of the AppExchange, successful customer deployment and utilization of our services, unanticipated changes in our effective tax rate, fluctuations in the number of shares outstanding, the price of such shares, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K for the fiscal year ended January 31, 2007. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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Salesforce.com is a registered trademark of salesforce.com, and AppExchange, The Business Web, IdeaExchange and Successforce are trademarks of salesforce.com, Inc., San Francisco, California. Other names used may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2007	2006
Revenues:
Subscription and support	$147,690	$94,493
Professional services and other	14,722	10,193

Total revenues	162,412	104,686
Cost of revenues (1):
Subscription and support	20,184	12,775
Professional services and other	18,983	11,785

Total cost of revenues	39,167	24,560

Gross profit	123,245	80,126

Operating expenses (1):
Research and development	14,121	8,825
Marketing and sales	83,925	52,016
General and administrative	25,085	19,405

Total operating expenses	123,131	80,246

Income (loss) from operations	114	(120)

Interest, net	5,007	2,979
Other income (expense)	169	(599)

Income before provision for income taxes and minority interest	5,290	2,260

Provision for income taxes	(3,842)	(2,005)

Income before minority interest	1,448	255

Minority interest in consolidated joint venture	(718)	(484)

Net income (loss)	$730	$(229)

Basic net income (loss) per share	$0.01	$0.00

Diluted net income (loss) per share	$0.01	$0.00

Shares used in computing basic net income (loss) per share	114,987	110,957

Shares used in computing diluted net income (loss) per share	120,635	110,957
(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$1,774	$1,154
Research and development	1,277	720
Marketing and sales	5,619	3,482
General and administrative	3,342	2,250

Total stock-based expenses	$12,012	$7,606

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended April 30,
	2007	2006
Revenues:
Subscription and support	91%	90%
Professional services and other	9	10

Total revenues	100	100

Cost of revenues:
Subscription and support	12	12
Professional services and other	12	11

Total cost of revenues	24	23

Gross profit	76	77

Operating expenses:
Research and development	9	8
Marketing and sales	52	50
General and administrative	15	19

Total operating expenses	76	77

Income (loss) from operations	0	0

Interest, net	3	3
Other income (expense)	0	(1)

Income before provision for income taxes and minority interest	3	2

Provision for income taxes	(2)	(2)

Income before minority interest	1	0
Minority interest in consolidated joint venture	(1)	0

Net income (loss)	0%	0%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%
Research and development	1	1
Marketing and sales	3	3
General and administrative	2	2

Total stock-based expenses	7%	7%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2007	January 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$87,492	$86,608
Short-term marketable securities	162,881	165,816
Accounts receivable, net	105,013	128,693
Deferred commissions	22,970	22,072
Deferred income taxes	240	228
Prepaid expenses and other current assets	21,537	15,679

Total current assets	400,133	419,096

Marketable securities, noncurrent	197,698	160,088
Fixed assets, net	33,849	30,155
Deferred commissions, noncurrent	8,723	9,478
Deferred income taxes, noncurrent	19,499	20,625
Capitalized software	22,225	10,983
Goodwill	6,705	6,705
Other assets	9,137	7,702

Total assets	$697,969	$664,832

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,606	$8,870
Accrued expenses and other current liabilities	68,718	77,327
Income taxes payable	1,321	6,739
Deferred revenue	295,672	284,063

Total current liabilities	377,317	376,999

Income taxes payable	4,635	0
Long-term lease abandonment liability and other	1,358	1,408
Minority interest	5,377	4,634

Total liabilities	388,687	383,041

Stockholders’ equity:
Common stock	115	115
Additional paid-in capital	346,466	319,496
Accumulated other comprehensive loss	(2,087)	(2,187)
Accumulated deficit	(35,212)	(35,633)

Total stockholders’ equity	309,282	281,791

Total liabilities and stockholders’ equity	$697,969	$664,832

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended April 30,
	2007	2006
Operating activities:
Net income (loss)	$730	$(229)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority interest	718	484
Depreciation and amortization	4,848	2,325
Amortization of deferred commissions	9,039	5,127
Expenses related to stock-based awards	12,012	7,606
Excess tax benefits from employee stock plans	(6,286)	(2,600)
Changes in assets and liabilities	15,769	(297)

Net cash provided by operating activities	36,830	12,416

Investing activities:
Business combination	0	(15,502)
Changes in marketable securities	(34,212)	27,208
Capital expenditures	(15,957)	(2,595)

Net cash provided by (used in) investing activities	(50,169)	9,111

Financing activities:
Proceeds from the exercise of stock options and warrants	8,300	5,503
Excess tax benefits from employee stock plans	6,286	2,600
Principal payments on capital lease obligations	(157)	(151)

Net cash provided by financing activities	14,429	7,952

Effect of exchange rate changes	(206)	(748)

Net increase in cash and cash equivalents	884	28,731

Cash and cash equivalents, beginning of period	86,608	99,842

Cash and cash equivalents, end of period	$87,492	$128,573

salesforce.com, inc.

Additional Metrics

(Unaudited)

	April 30, 2007	Jan 31, 2007	Oct 31, 2006	July 31, 2006	April 30, 2006	Jan 31, 2006
Full Time Equivalent Headcount	2,243	2,070	1,807	1,625	1,480	1,304

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$448,071	$412,512	$371,278	$334,107	$298,313	$296,792
Deferred revenue	$295,672	$284,063	$219,431	$202,836	$182,036	$169,175

	Three Months Ended April 30,
	2007	2006
Revenues by geography (in thousands):
Americas	$124,452	$83,025
Europe	25,574	14,950
Asia Pacific	12,386	6,711

	$162,412	$104,686

As a percentage of total revenues:
Revenues by geography:
Americas	77%	79%
Europe	16	14
Asia Pacific	7	7

	100%	100%